Exhibit 99.1

Burgundy Pricing Press Release

Burgundy Technology Acquisition Corp Announces Closing of $300 million Initial Public Offering

New York, NY, Aug. 31, 2020 – Burgundy Technology Acquisition Corporation (the “Company”), which is co-founded and led by tech industry veterans Léo Apotheker and Jim Mackey, announced today that it closed its initial public offering of 30,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $300,000,000. The underwriters have been granted a 45-day option to purchase up to an additional 4,500,000 units offered by the Company to cover over-allotments, if any.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “BTAQU” on August 27, 2020. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be traded on Nasdaq under the symbols “BTAQ” and “BTAQW,” respectively.

Mr. Apotheker, the former CEO of German software company SAP SE and The Hewlett-Packard Company, serves as Chairman and Co-CEO of the Company. Mr. Mackey, who previously worked as a Managing Director, Chairman of Software, Technology Investment Banking team at Citigroup and held senior leadership roles at SAP SE, OpenText and BlackBerry, serves as Co-CEO and CFO. The Company is formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on public and private opportunities in the technology sector, particularly companies in enterprise software or technology-enabled services.

Mizuho Securities USA LLC (“Mizuho”) acted as the global coordinator and sole book-running manager for the offering. I-Bankers Securities, Inc. acted as co-manager. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $301,500,000 (or $10.05 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of August 31, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, New York 10020; Telephone: 212-205-7600.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on August 26, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts

Paul.Holmes@finsbury.com

Nidaa.Lone@finsbury.com